Exhibit 99.1

Contact:	Navjot Rai
Investor Relations & Corporate Communications
760-603-2331

ISIS PHARMACEUTICALS AWARDED CONTRACT FOR UP TO $1.1 MILLION FROM

THE UNITED STATES GOVERNMENT

CARLSBAD, CA, July 28, 2005 - Isis Pharmaceuticals, Inc. (Nasdaq: ISIS) announced today that its Ibis division has been granted a contract for up to $1.1 million from the United States government, under subcontract from San Diego-based Science Applications International Corporation (SAIC).

“This new contract and the support we are receiving from our government partners attest to the core expertise and advanced capabilities of the Ibis division,” said Michael Treble, Isis’ Vice President and President of Ibis. “We plan to continue fostering relationships with our government partners.”

From inception through March 31, 2005, Ibis has earned $38.5 million in revenue from government partners. An additional $13.6 million is committed under existing contracts and grants, with the potential for added funding.

ABOUT TIGER AND THE IBIS DIVISION

The Ibis division has developed the TIGER (Triangulation Identification for Genetic Evaluation of Risks) biosensor system, a revolutionary system to identify infectious organisms.  Ibis plans to commercialize the TIGER biosensor system to government customers for use in biowarfare defense, epidemiological surveillance and forensics; and to non-government customers for use in pharmaceutical process control, hospital-associated infection control, and infectious disease diagnostics.  Additional information about Isis’ Ibis division can be found at www.ibistiger.com or accessed from Isis’ homepage at www.isispharm.com.

The Ibis division has been funded by U.S. government agencies including the Defense Advanced Research Projects Agency (DARPA), the National Institute of Allergy and Infectious Diseases (NIAID), part of the National Institutes of Health (NIH), the Centers for Disease Control and Prevention (CDC), the Federal Bureau of Investigation (FBI), the Department of Homeland Security (DHS), and others.

ABOUT ISIS PHARMACEUTICALS, INC.

Isis Pharmaceuticals, Inc. is exploiting its expertise in RNA to discover and develop novel drugs for its product pipeline and for its partners.  The Company has successfully commercialized the world’s first antisense drug and has 11 antisense drugs in development to treat metabolic, cardiovascular and inflammatory diseases, and cancer. In its Ibis division, Isis is developing and commercializing the TIGER biosensor system, a revolutionary system to identify infectious organisms.  As an innovator in RNA-based drug discovery and development, Isis is the owner or exclusive licensee of more than 1,500 issued patents worldwide.  Additional information about Isis is available at www.isispharm.com.

This press release includes forward-looking statements regarding the development and commercialization of Isis Pharmaceuticals’ TIGER biosensor system and related products, as well as the Company’s plans and goals for the program. Any statement describing Isis’ goals, expectations, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement, including those statements that are described as Isis’ goals.  Such statements are subject to certain risks and uncertainties, particularly those inherent in developing and commercializing systems to identify infectious organisms that are effective and commercially attractive, and in the endeavor of building a business around such products.  Isis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements.  Although Isis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Isis.  As a result, you are cautioned not to rely on these forward-looking statements.  These and other risks concerning Isis’ programs are described in additional detail in Isis’ annual report on Form 10-K for the year ended December 31, 2004, and its quarterly report on Form 10-Q for the quarter ended March 31, 2005, which are on file with the SEC.  Copies of these and other documents are available from the Company.

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